Exhibit 99.1

Investor Contact: Allison Good

The Smith & Wollensky Restaurant Group

Phone: 212-838-2061

Email: agood@swrg.com

The Smith & Wollensky Restaurant Group, Inc. Amends Merger Agreement and Increases Sale Price

Smith & Wollensky Restaurant Group, Inc. Stockholders to Receive $11.00 Per Share in Cash

New York, NY, May 7, 2007 -- The Smith & Wollensky Restaurant Group, Inc. (NASDAQ: SWRG) announced today that it has amended the merger agreement previously entered into with Patina Restaurant Group, LLC to reflect, among other things, an increase in the cash merger price from $9.25 per share to $11.00 per share. In addition, Patina has assigned its rights and obligations under the merger agreement to a consortium consisting of Nick Valenti and Joachim Splichal, and the private equity firm of Bunker Hill Capital, L.P. and its affiliate Bunker Hill Capital (QP), L.P.

As part of the transaction, Mr. Alan N. Stillman, Chief Executive Officer of The Smith & Wollensky Restaurant Group, Inc., will acquire the Park Avenue Café and Quality Meats restaurants currently owned and operated by SWRG in New York City and the management rights to Smith & Wollensky in New York City, the Post House and Maloney & Porcelli. The Smith & Wollensky in New York City has been owned by a separate partnership for approximately 30 years and that ownership will continue under this separate partnership. Mr. Stillman will also acquire certain other assets of SWRG and will assume certain liabilities of The Smith & Wollensky Restaurant Group, Inc. The Patina Restaurant Group, led by Messrs Valenti and Splichal, will manage the restaurants acquired by the consortium which are located in Miami Beach, Chicago, Las Vegas, Washington, D.C., Philadelphia, Columbus, Houston and Boston.

The Special Committee of The Smith & Wollensky Restaurant Group, Inc.’s Board of Directors and the Board of Directors have each approved the amended merger agreement and the Board of Directors is recommending that The Smith & Wollensky Restaurant Group, Inc.’s stockholders approve the transaction.

Alan N. Stillman, Chief Executive Officer of The Smith & Wollensky Restaurant Group, Inc. said “We believe this transaction is in the best interests of our stockholders. The $11.00 per share price is a significant increase from the $9.25 per share previously agreed to, represents a premium of approximately 118% from the price of our stock in early January and is significantly higher than the trading price for our common stock for the last several years.”

Patina has also assigned to the consortium its rights under the voting agreement that Alan Stillman previously entered into with Patina pursuant to which he has agreed to vote his shares of The Smith & Wollensky Restaurant Group, Inc. in favor of the merger. The transaction, which is expected to close during the third calendar quarter of 2007, requires the approval of The Smith &

Wollensky Restaurant Group, Inc. stockholders and certain regulatory approvals and is subject to certain other customary closing conditions.

Messrs Valenti and Splichal stated “We are excited about the prospect of operating the definitive premier steak house concept in the United States and look forward to working with our partner, Bunker Hill Capital, to achieve our plans for the business.”

Theresa Nibi and Mark DeBlois, Managing Partners at Bunker Hill Capital noted that “SWRG is an ideal investment for our firm. It has a strong brand name and Nick and Joachim’s long and successful track record of managing and growing restaurant concepts gives us great confidence that we will be able to both enhance value at existing locations and accelerate growth through the opening of new units.”

About Smith & Wollensky Restaurant Group

The Smith & Wollensky Restaurant Group, Inc. develops and operates high-end, high-volume restaurants in major cities across the United States. Since its inception, the company has grown to include 13 restaurants, including Smith & Wollensky in Miami Beach, Chicago, Las Vegas, Washington, D.C., Philadelphia, Columbus, Houston, and Boston. SWRG also operates several other restaurants in New York, including, Maloney & Porcelli, Park Avenue Cafe, Quality Meats, and The Post House.

About Bunker Hill Capital, L.P.

Bunker Hill Capital is a private equity firm that makes investments in lower middle market companies with enterprise values up to $150 million. The principals of Bunker Hill Capital have invested over $380 million in 27 transactions and target opportunities across four industry sectors, including industrial products, business services, consumer products and specialty retail. Bunker Hill Capital’s other portfolio company investments include California Family Fitness, the leading owner and operator of fitness centers in the greater Sacramento, CA area; Papa Gino’s/D’Angelo, a dominant quick-service restaurant operator in New England; and Specialty Coating Systems, the world's leading supplier of high-performance Parylene conformal coating solutions for the medical, electronic and automotive markets. For more information on Bunker Hill Capital, please go to www.bunkerhillcapital.com.

Advisors

TM Capital Corp., which rendered a fairness opinion to the special committee of the board of directors of Smith & Wollensky, served as the financial advisor to the Special Committee. Willkie Farr & Gallagher LLP served as legal advisor to the Special Committee on the transaction. Paul, Hastings, Janofsky & Walker LLP served as legal advisor to Smith & Wollensky on the transaction.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Smith & Wollensky will file a proxy statement and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SMITH & WOLLENSKY AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Smith & Wollensky at http://www.sec.gov, the SEC’s Web site. Free copies of Smith &

Wollensky’s SEC filings are also available on Smith & Wollensky’s Web site at www.smithandwollensky.com.

Participants in the Solicitation

Smith & Wollensky and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Smith & Wollensky’s stockholders with respect to the proposed merger. Information regarding the officers and directors of Smith & Wollensky is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on May 8, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

Forward Looking Statements

Except for historical information contained herein, the statements made in this press release regarding Smith & Wollensky’s business, strategy and results of operations are forward-looking statements which are based on management's beliefs and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from such statements. Factors that may cause such differences include changes in economic conditions generally or in each of the markets in which Smith & Wollensky is located, unanticipated changes in labor or food costs, changes in consumer preferences, the level of competition in the high-end segment of the restaurant industry and the success of Smith & Wollensky’s growth strategy. For a more detailed description of such factors, please see Smith & Wollensky’s filings with the Securities and Exchange Commission, including the information under the heading "Item 1A. Risk Factors" in Smith & Wollensky's Form 10-K for the fiscal year ended January 1, 2007 filed with the Securities and Exchange Commission on April 2, 2007. Smith & Wollensky disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.